UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.	Results of Operations and Financial Condition.

On October 15, 2009, Harley-Davidson, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s third quarter financial results for the financial period ended September 27, 2009. A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 15, 2009, the Company unveiled major elements of its go-forward business strategy to drive growth through a single-minded focus of efforts and resources on the unique strengths of the Harley-Davidson brand and to enhance productivity and profitability through continuous improvement. On October 14, 2009, the Company’s Board of Directors approved and the Company committed to the discontinuation of its Buell product line as part of this strategy. The Company disclosed this action in the Press Release and will discuss the action during the Company’s conference call relating to its results of operations for the quarter ended September 27, 2009.

The Company plans to discontinue production of Buell motorcycles at the end of October 2009. Remaining inventories of Buell motorcycles, accessories and apparel, while they last, will continue to be sold through authorized dealerships. Warranty coverage will continue as normal for Buell motorcycles and the Company will provide replacement parts and service through dealerships. The decision will result in a reduction over time of about 80 hourly production positions and about 100 non-production, primarily salaried positions. Employment will end for a majority of Buell employees December 18, 2009.

The Company expects to incur approximately $125 million in one-time costs related to the discontinuation of the Buell product line, approximately 60% of which will involve cash expenditures. The Company expects to incur approximately $115 million of that amount in 2009 and the remainder in 2010. The $125 million is comprised of approximately $70 million in costs associated with sales incentives, inventory write-downs and other incremental operating costs; approximately $14 million of fixed-asset impairment charges; approximately $9 million of one-time termination benefits; and approximately $32 million of other costs including payments the Company expects to make to fulfill contractual obligations.

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this report. These risks and uncertainties include, among other things, uncertainties regarding the timing of implementing the exit plan and the amounts of the related charges, as well as the factors disclosed in the Press Release and the factors detailed in the Company’s Securities and Exchange Commission filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Harley-Davidson, Inc., dated October 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: October 15, 2009	By:	/S/ TONIT M. CALAWAY
Tonit M. Calaway
Assistant Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated October 14, 2009

Exhibit Number

(99.1)	Press Release of Harley-Davidson, Inc., dated October 15, 2009.

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